Exhibit 10.2

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED, AS INDCATED BY “[***],” BECAUSE THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL AND SUCH INFORMATION IS NOT MATERIAL.

AMENDED AND RESTATED DATA AND MODEL PARTNERSHIP AND PLATFORM HOSTING TRIAL AND AGREEMENT

This AMENDED AND RESTATED DATA AND MODEL PARTNERSHIP AND PLATFORM HOSTING TRIAL AND AGREEMENT (“Agreement”) is entered into as of the last date of authorized signatory hereto (“Effective Date”), by and between Harell Data Corp. (hereinafter “Harell”) and Adaptive Biotechnologies Corporation (hereinafter “Adaptive”), collectively referred to as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, Adaptive has developed and owns the proprietary datasets set forth in Exhibit A;

WHEREAS, Adaptive has also developed and owns the proprietary machine-learning model(s) set forth in Exhibit E;

WHEREAS, Harell operates a data hosting and compute platform that enables its Authorized Customers to run computational workloads on datasets and machine-learning models within that platform in a Controlled Environment; and

WHEREAS, the Parties desire to set forth the terms on which Adaptive will provide the Dataset and the Adaptive Model to Harell, and Harell will host the Dataset and the Adaptive Model on the Platform and make them available to Authorized Customers solely within the Controlled Environment, in each case subject to the terms and conditions of this Agreement.

NOW, THEREFORE, the Parties, each in consideration of the foregoing, and intending to be legally bound, mutually agree as follows:

DEFINITIONS

"Access Control Mechanisms" means the technical, contractual, and operational safeguards implemented and maintained by Harell to control access to the Dataset and the Adaptive Model and enforce the restrictions set forth in this Agreement, including the Minimum Customer Terms and the controls described in Exhibit B and Exhibit C, respectively.

"Adaptive Model" means the machine-learning model(s) identified in Exhibit E, including associated weights, parameters, configuration files, and documentation, and any updates or new versions provided by Adaptive under this Agreement. The Adaptive Model does not include any Customer Model.

"Adaptive Model Inference " means usage by an Authorized Customer to run inference against the Adaptive Model (or a Fine-Tuned Derivative, if permitted) on the Platform.

"Authorized Customer" means a third-party customer of Harell that (a) is authorized by Harell to use the Platform, (b) has accepted a written agreement with Harell containing the Minimum Customer Terms, and (c) accesses the Dataset or the Adaptive Model solely through the Controlled Environment.

"Change of Control" means, with respect to Adaptive (including any Spinout), (a) the acquisition by a third party, in one transaction or a series of related transactions, of beneficial ownership of more than fifty percent (50%) of the outstanding voting securities or other equity interests of such entity, (b) a merger, consolidation, or similar transaction following which the holders of the voting securities of such entity immediately prior to such transaction hold less than fifty percent (50%) of the voting securities of the surviving entity, or (c) a sale, transfer, or other disposition of all or substantially all of the assets of such entity to which this Agreement relates. The Spinout Transaction itself will not constitute a Change of Control.

"Controlled Environment" means the hosted compute and inference environment provided by Harell in which Authorized Customers may access, view, test, validate, and use the Dataset, and run inference against (and, if permitted under Exhibit E, fine-tune) the Adaptive Model, through execution of computational workloads, and in which the Access Control Mechanisms have been implemented to limit the export or download of applicable Datasets and the Adaptive Model.

"Customer Inputs" means the data, queries, prompts, parameters, or other inputs submitted by an Authorized Customer to the Adaptive Model for inference.

"Customer Model" means any machine-learning model (including associated parameters and weights) trained by an Authorized Customer using compute on the Platform. Customer Models do not include the Adaptive Model or any Fine-Tuned Derivative.

"Customer Model Inference " means usage by an Authorized Customer to run inference on the Platform using a Customer Model that was trained on the Platform using the Dataset (alone or with other datasets).

"Customer Outputs" means the predictions, inferences, completions, or other outputs generated by the Adaptive Model in response to Customer Inputs. Customer Outputs do not include the Adaptive Model, the Adaptive Model weights, or any portion of the Adaptive Model itself.

"Dataset" means the datasets specified in Exhibit A and any updates provided by Adaptive under this Agreement, as further described in Exhibit A.

"Fine-Tuned Derivative" means any machine-learning model produced by an Authorized Customer’s fine-tuning of the Adaptive Model on the Platform, but only to the extent such fine-tuning is expressly permitted in Exhibit E.

"Gross Customer Revenues" means amounts actually received by Harell (including amounts deemed received upon redemption of Prepaid Credits pursuant to Section 5.9) from Authorized Customers for usage fees (excluding taxes, refunds, chargebacks, and credits) that are attributable to Training Compute or Customer Model Inference (as applicable).

"Gross Adaptive Model Revenues" means amounts actually received by Harell (including amounts deemed received upon redemption of Prepaid Credits pursuant to Section 5.9) from Authorized Customers for Adaptive Model Inference (excluding taxes, refunds, chargebacks, and credits) attributable to inference against the Adaptive Model or a Fine-Tuned Derivative.

"Permitted Adaptive Model Use" means use of the Adaptive Model by Authorized Customers to run inference (and, if expressly permitted in Exhibit E, fine-tuning) within the Controlled Environment on the Platform. Additional restrictions on Permitted Adaptive Model Use may be included in the Special Terms set forth in Exhibit E.

"Permitted Dataset Use" means use of Datasets to train, fine-tune, validate, test and run inference with respect to machine learning models within Harell’s Platform. Additional restrictions on Permitted Dataset Use may be included in the Special Terms set forth in Exhibit A.

"Platform" means Harell’s data hosting and compute or inference platform as operated by Harell or Harell’s third party cloud providers, and that provides a Controlled Environment for use of Datasets and the Adaptive Model.

"Prepaid Credits" means tokens, credits, or other prepaid units sold by Harell to Authorized Customers that may be redeemed for compute or inference usage or other usage of the Platform, as further described in Section 5.9.

"Security Incident" means any incident that has been confirmed as resulting in actual unauthorized access to the Dataset or the Adaptive Model, as applicable, by a third party. For clarity, unsuccessful attempts and suspected but unconfirmed incidents (including pings, port scans, denial-of-service attacks, and similar events that do not result in actual unauthorized access to the Dataset or the Adaptive Model) do not constitute a Security Incident.

"Spinout" means an entity to which Adaptive assigns or transfers this Agreement, or to which Adaptive transfers the business, Dataset, and Adaptive Model to which this Agreement relates, in connection with a spin-off, split-off, divestiture, or similar reorganization (the “Spinout Transaction”). Following any such assignment, references in this Agreement to Adaptive include the Spinout.

"Training Compute" means compute usage by an Authorized Customer to train or fine-tune a Customer Model using the Dataset (alone or with other datasets) on the Platform.

1.
Trial Period; Data Delivery and Acceptance.
1.1.
Delivery. Beginning as of the Effective Date, there will be a trial period of [***] for hosting the Datasets and Adaptive Model contemplated by this Agreement (the “Trial Period”). During the Trial Period, Adaptive will provide two (2) complete (positive and negative data points) HLA-delineated datasets from among the fifty (50) Adaptive has generated to date. After the Trial Period, Adaptive may exercise its right to terminate pursuant to Section 7.2. If upon expiration of the Trial Period, Adaptive does not exercise its termination right, this Agreement will continue for the duration of the Term (as defined in Section 7), and thereafter, Adaptive will provide at least [***] per fiscal quarter during the remainder of the Term. Data specifications, formatting, and transfer mechanisms will be mutually agreed by the Parties in writing prior to commencement and documented in Exhibit A (without requiring an amendment to this Agreement to update Exhibit A).
1.2.
No Personal Data. Adaptive represents that, except as expressly described in Exhibit A, the Dataset does not include personally identifiable or protected personal information.
1.3.
Acceptance. Within thirty (30) business days after each delivery, Harell will notify Adaptive of any material nonconformity with Exhibit A. The Parties will cooperate in good faith to resolve any nonconformity.

2.
Model Delivery and Integration.
2.1.
Delivery. Adaptive will complete and deliver to Harell the Adaptive Model Description set forth in Exhibit E any time after the Effective Date for each Adaptive Model that Adaptive chooses for Harell to host on the Platform pursuant to this Agreement. Following each such delivery of Adaptive Model Description, Adaptive will deliver to Harell the Adaptive Model artifacts (including weights, configuration files, inference code or APIs, and reasonable technical documentation) required to host and operate the Adaptive Model on the Platform. Delivery specifications, formats, transfer mechanisms, and any special terms applicable to an Adaptive Model will be mutually agreed by the Parties in writing prior to initial hosting and documented in Exhibit E (without requiring an amendment to this Agreement to update Exhibit E).
2.2.
Integration. The Parties will cooperate in good faith to integrate the Adaptive Model into the Platform. Adaptive will provide reasonable technical support during integration, including responding to integration questions and assisting with validation testing, in each case as further described in Exhibit E.
2.3.
Updates and New Versions. Adaptive may, from time to time, deliver updates or new versions of the Adaptive Model. The Parties will mutually agree on the process for accepting and deploying such updates. Harell will use commercially reasonable efforts to deploy accepted updates within a reasonable period following delivery.
2.4.
No Personal Data. Adaptive represents that, except as expressly described in Exhibit E, the Adaptive Model does not embed or reproduce personally identifiable or protected personal information.
3.
Licenses and Ownership.
3.1.
Dataset Ownership. As between the Parties, Adaptive retains all right, title, and interest in and to the Dataset, excluding Customer Models.
3.2.
Adaptive Model Ownership. As between the Parties, Adaptive retains all right, title, and interest in and to the Adaptive Model, including all weights, parameters, architecture, configuration, and associated technical documentation.

3.3.
Dataset License to Harell. During the Term (and the period set forth in Section 7.5(b)), Adaptive grants to Harell a non-exclusive, non-transferable, worldwide license to host, store, reproduce (solely for backup and redundancy), transmit, and display the Dataset within the Platform solely to make the Dataset available to Authorized Customers solely within the Controlled Environment for the Permitted Dataset Uses. Harell shall not have the right, and shall not, transfer the Dataset to any third party (other than providing access to Authorized Customers via the Controlled Environment) and shall not use or allow the use of the Dataset for any purpose other than the Permitted Dataset Uses.
3.4.
Adaptive Model License to Harell. During the Term (and the period set forth in Section 7.5(c)), Adaptive grants to Harell a non-exclusive, non-transferable, worldwide license to host, store, reproduce (solely for backup, redundancy, scaling, and operational purposes), load into memory, execute, transmit, and display the Adaptive Model within the Platform solely to make the Adaptive Model available to Authorized Customers solely within the Controlled Environment for the Permitted Adaptive Model Uses. Harell shall not have the right, and shall not, transfer the Adaptive Model to any third party (other than providing access to Authorized Customers via the Controlled Environment) and shall not use or allow the use of the Adaptive Model for any purpose other than the Permitted Adaptive Model Uses.
3.5.
Harell Technology. Harell retains all right, title, and interest in and to the Platform, Controlled Environment (excluding the Dataset and the Adaptive Model), infrastructure, software, and related technologies, and any improvements thereto.
3.6.
Customer Models. Authorized Customers will own the Customer Models they train using the Dataset, provided that such ownership does not permit, and Harell shall take the measures specified in this Agreement, including the Access Control Mechanisms, to ensure that the Authorized Customer does not conduct extraction, memorization, reconstruction, or derivation of the Dataset. For the sake of clarity, Authorized Customers are entitled to use the Customer Models that they train outside of the Controlled Environment, and the Customer Model Inference Revenue Share set forth in Section 5.2 does not apply to use of such Customer Models by Authorized Customers outside the Platform and Controlled Environment and independent of Harell.
3.7.
Customer Inputs and Outputs. As between Harell and Adaptive, Authorized Customers retain all right, title, and interest in and to their Customer Inputs and Customer Outputs. Neither Harell nor Adaptive acquires any ownership interest in Customer Inputs or Customer Outputs by virtue of this Agreement, and Authorized Customers may use Customer Outputs on and off of the Platform for their own purposes, subject to the Minimum Customer Terms.
3.8.
Fine-Tuned Derivatives. If fine-tuning of the Adaptive Model is expressly permitted in Exhibit E, Authorized Customers will own the Fine-Tuned Derivatives they create on the Platform. Fine-Tuned Derivatives may be used by the applicable Authorized Customer only within the Controlled Environment, and the Adaptive Model Inference Revenue Share in Section 5.3 will apply to Adaptive Model Inference against Fine-Tuned Derivatives to the same extent it applies to the underlying Adaptive Model. Authorized Customers are not granted any right to export, extract, or use Fine-Tuned Derivatives outside of the Controlled Environment.
3.9.
Data Leakage and Liability. Harell shall bear sole responsibility and liability for any unauthorized access, disclosure, or leakage of the Dataset or the Adaptive Model outside Harell’s Controlled Environment that occurs as a result of a failure by Harell to implement, maintain, police and enforce the Access Control Mechanisms.
4.
Platform Services and Access Control Mechanisms.
4.1.
Platform Services. Harell will host the Dataset and the Adaptive Model on its servers or the servers of its cloud hosting providers and will provide the Controlled Environment to enable Authorized Customers to access, view, test, validate, and use the Dataset, and to run inference against (and, if permitted under Exhibit E, fine-tune) the Adaptive Model, through execution of computational workloads.
4.2.
Subprocessors. Harell may use subcontractors and cloud hosting providers to perform hosting and related services, provided that Harell remains responsible for their performance under this Agreement.

4.3.
Restrictions; Access Control Mechanisms. Harell will have an agreement in place with each Authorized Customer consistent with the Minimum Customer Terms set forth in Exhibit C, which include restrictions on downloading, exporting, reconstructing, reverse-engineering, scraping, or redistributing Datasets and the Adaptive Model. Harell will implement and maintain the Access Control Mechanisms, which will include those controls described in Exhibit B and the Minimum Customer Terms in Exhibit C. Harell shall use commercially reasonable efforts to police and enforce its agreements with its Authorized Customers.
4.4.
Updates to Controls. Harell may update the Access Control Mechanisms from time to time to maintain or improve security, provided that any changes will not meaningfully reduce protections for the Dataset or the Adaptive Model.
4.5.
Incident Notification. Harell shall notify Adaptive without undue delay, and in any event within seventy-two (72) hours, after becoming aware of any actual or reasonably suspected Security Incident affecting any Dataset, Adaptive Model, or Access Control Mechanisms. Harell shall promptly investigate, contain, mitigate, remediate, and document any Security Incident and shall provide timely updates regarding any such investigation, containment, remediation, and resolution, including reasonably cooperating with Adaptive with respect to any impact on Adaptive.
4.6.
Penetration Testing. Beginning no later than [***], Harell shall conduct, or engage an independent third party to conduct, penetration testing of the Platform at least annually and following any material architectural changes. Upon Adaptive's written request, Harell shall provide a summary of the results of such penetration testing, including any material findings and the status of remediation, provided that Harell may redact information that could reasonably compromise the security of the Platform.
5.
Revenue Sharing and Payment
5.1.
[***]
5.2.
[***]
5.3.
[***]
5.4.
[***]
5.5.
[***]
5.6.
Reporting. Upon request, Harell will provide monthly revenue and usage reports detailing (a) Training Compute, Customer Model Inference, and Adaptive Model Inference, (b) Customer Model Inference usage attributable to the Dataset or the Adaptive Model, (c) Gross Customer Revenues and Gross Adaptive Model Revenues for such usage, (d) the datasets and models used in each attributable job, (e) the resulting revenue share calculations, and (f) where usage fees are paid through redemption of Prepaid Credits, the dollar value attributed to such redemptions pursuant to Section 5.9.
5.7.
Payment Timing. Revenue share payments will be made within [***] following month-end, in accordance with Exhibit D.
5.8.
Taxes. Each Party will be responsible for its own taxes arising from payments under this Agreement. As a condition to payment, Adaptive shall timely provide Harell with any reasonably requested documentation necessary to enable payment and tax reporting, including applicable IRS Forms W-9 or W-8 (or equivalent non-U.S. tax documentation), payment information, and any other information reasonably required to comply with applicable tax obligations.
5.9.
Prepaid Credits. Harell may charge Authorized Customers for usage of the Platform through Prepaid Credits and may establish, and from time to time modify, the pricing, denominations, discounts, expiration, and other terms applicable to Prepaid Credits in its sole discretion. Amounts received by Harell from the sale of Prepaid Credits will not constitute Gross Customer Revenues or Gross Adaptive Model Revenues at the time of sale, and the sale of Prepaid Credits in accordance with this Section 5.9 will not constitute consideration prohibited by Section 5.5(a). If an Authorized Customer pays usage fees by redeeming Prepaid Credits, then for purposes of calculating Gross Customer

Revenues and Gross Adaptive Model Revenues, Harell will be deemed to have actually received, at the time of redemption, an amount equal to the dollar value of the Prepaid Credits redeemed for the applicable Training Compute, Customer Model Inference, or Adaptive Model Inference, with such dollar value determined by Harell based on the amounts actually paid to Harell by the applicable Authorized Customer for its Prepaid Credits. The dollar value of redeemed Prepaid Credits will be attributed solely to the category of the job for which such Prepaid Credits were redeemed, so that revenues attributable to Training Compute, Customer Model Inference, and Adaptive Model Inference remain separately identifiable. Prepaid Credits that expire or are forfeited without being redeemed, and amounts refunded or credited back to an Authorized Customer, will not constitute Gross Customer Revenues or Gross Adaptive Model Revenues and will not be subject to any revenue share under this Agreement.
6.
Audits.
6.1.
Audit Right. No more than [***] per calendar year[***], upon reasonable prior notice and during normal business hours, Adaptive may audit Harell’s relevant books, records, systems, logs, policies and procedures solely to verify (a) revenue calculations and payments owed to Adaptive and (b) compliance with the Access Control Mechanisms for the Dataset and the Adaptive Model, including obligations under Section 4.3.
6.2.
Confidentiality. Audits will be conducted by Adaptive or an independent third-party auditor subject to customary confidentiality obligations. For clarity, the auditor may not be a competitor of Harell.
7.
Term and Termination.
7.1.
Term. The initial term of this Agreement is four (4) years commencing on the Effective Date, extendable upon mutual written agreement of the Parties (the “Term”).
7.2.
Termination for Convenience. Adaptive may terminate this Agreement for any reason with [***] notice.
7.3.
Termination upon Change of Control. In addition to Adaptive’s rights under Section 7.2, upon or at any time following a Change of Control of Adaptive (including, following any assignment or transfer of this Agreement to a Spinout, a Change of Control of such Spinout), Adaptive may terminate this Agreement for any reason [***] written notice to Harell. Any such termination will be subject to the effects of termination set forth in Section 7.5 and will not be deemed a termination for Harell’s breach.
7.4.
Termination for Cause. Either Party may terminate this Agreement for material breach by the other Party, subject to a thirty (30) day cure period after written notice specifying the breach.
7.5.
Effect of Termination. Upon termination or expiration: (a) Harell will stop making the Dataset and the Adaptive Model available to any new Authorized Customer; (b) except in the case of termination for Harell’s uncured material breach of this Agreement, [***] after the date of such termination or expiration (or [***] following the closing of a transaction or series of transactions that constitutes a Change of Control) Harell will delete all copies of the Dataset from its Platform and Controlled Environment, provided that, for clarity, during such [***] period Harell may continue to provide access to the Dataset by Authorized Customers that have existing active projects on the Platform using the Dataset prior to the date of expiration or termination, subject to continued revenue sharing obligations set forth in Section 5; (c) except in the case of termination for Harell’s uncured material breach of this Agreement, [***] after the date of such termination or expiration (or [***] following the closing of a transaction or series of transactions that constitutes a Change of Control) Harell will delete all copies of the Adaptive Model and all Fine-Tuned Derivatives from its Platform and Controlled Environment, provided that, for clarity, during such [***] period Harell may continue to provide access to the Adaptive Model (and Fine-Tuned Derivatives) by Authorized Customers that were using the Adaptive Model prior to the date of expiration or termination, subject to continued revenue sharing obligations set forth in Section 5; and (d) in the case of termination for Harell’s uncured material breach of this Agreement, Harell will immediately delete all copies of the Dataset, the Adaptive Model, and all Fine-Tuned Derivatives from its Platform and Controlled Environment.
7.6.
Survival. The provisions of this Agreement that by their nature and context are intended to survive the termination or expiration of this Agreement shall so survive, including Sections 3.3 and 3.4 (in each case for the applicable period set forth in Section 7.5), 3.9, 6, 7.5, 7.6, 9, 11, 12 and 13.
8.
Exclusivity.
8.1.
Dataset Exclusivity. During the Term, Adaptive will not provide the Dataset through any data provider platform that offers use of the Dataset on a usage-based model (e.g., fees based on compute used in connection with the Dataset). The foregoing exclusivity shall terminate upon any Change of Control of Adaptive. For the sake of clarity, this foregoing exclusivity will not prevent Adaptive from licensing the Dataset directly to Adaptive’s customers or collaborators, i.e. outside of a platform marketplace setting like the one offered by Harell.
8.2.
Adaptive Model Exclusivity. During the Term, Adaptive’s rights and obligations with respect to making the Adaptive Model available outside of the Platform are as set forth in Exhibit E. Any exclusivity set forth in Exhibit E will terminate upon any Change of Control of Adaptive.
9.
Confidentiality.
9.1.
Confidential Information. “Confidential Information” means any non-public technical, business, or commercial information disclosed by a Party (“Disclosing Party”) to the other Party (“Receiving Party”), including the Dataset, the Adaptive Model (including weights, architecture, hyperparameters, and training methodology), Platform security architecture, pricing, and non-public product plans. The Dataset and the Adaptive Model will be treated as Confidential Information of Adaptive.
9.2.
Protection. The Receiving Party will protect the Disclosing Party’s Confidential Information using at least the same degree of care it uses to protect its own similar information, and in any event not less than reasonable care.
9.3.
Use Limitation. The Receiving Party will use Confidential Information solely to perform its obligations under this Agreement and will not disclose it to any third party, except to its representatives (including contractors and subprocessors) who have a need to know and are bound by written obligations at least as protective as this Agreement, or in the case of the Dataset or the Adaptive Model, only to Authorized Customers subject to the Access Control Mechanisms. If Harell submits any Confidential Information of Adaptive (including any portion of the Dataset or any data derived therefrom) to a third-party provider of large language models or other generative artificial intelligence services acting as a subprocessor (each, an “AI Provider”), Harell will do so only pursuant to a written agreement with such AI Provider that prohibits the AI Provider from using such Confidential Information to train, retrain, or fine-tune its or any third party’s models.
9.4.
Exclusions. Confidential Information does not include information that the Receiving Party can demonstrate (a) was lawfully known to it without restriction before receipt, (b) becomes publicly available through no breach, (c) is received from a third party without breach of an obligation, or (d) is independently developed without use of the Confidential Information.
9.5.
Compelled Disclosure. The Receiving Party may disclose Confidential Information if required by law or legal process, provided it gives prompt notice (to the extent legally permissible) and cooperates in seeking protective treatment.
9.6.
Duration. Confidentiality obligations will continue during the Term and for five (5) years thereafter, except for trade secrets, which will be protected for so long as they remain trade secrets.
10.
Warranties and Disclaimers
10.1.
Mutual. Each Party represents and warrants that (a) it is duly organized and in good standing, (b) it has the authority to enter into this Agreement, and (c) it will perform its obligations in compliance with applicable laws.
10.2.
Adaptive. Adaptive represents and warrants that (a) it has sufficient rights in the Dataset and the Adaptive Model to grant the licenses hereunder, (b) to its knowledge, the data used to train the Adaptive Model was data that Adaptive had sufficient rights to use for such training and was used in compliance with applicable laws and third-party contractual restrictions, and (c) to its knowledge, providing the Dataset and the Adaptive Model as contemplated does not violate any third-party contract restrictions applicable to the Dataset or the Adaptive Model.
10.3.
Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE DATASET AND THE ADAPTIVE MODEL ARE PROVIDED “AS IS” AND WITHOUT WARRANTIES OF ANY KIND, AND ADAPTIVE DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.
10.4.
Harell. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, HARELL’S PRODUCTS AND SERVICES, INCLUDING THE PLATFORM, ARE PROVIDED “AS IS” AND WITHOUT WARRANTIES OF ANY KIND.
11.
Indemnification.
11.1.
By Adaptive. Adaptive will defend, indemnify, and hold harmless Harell and its affiliates, officers, directors, employees, and agents from and against any third-party claim alleging [***]. For clarity, the foregoing indemnity is for the use of the Dataset and the Adaptive Model themselves and does not cover any results or output from the use of the Dataset or the Adaptive Model, including Customer Models, Customer Outputs, or subsequent drug discovery efforts.
11.2.
By Harell. Harell will defend, indemnify, and hold harmless Adaptive and its affiliates, officers, directors, employees, and agents from and against any third-party claim alleging [***].
11.3.
Process. The indemnified Party will provide prompt notice of the claim, provide the indemnifying Party with sole control over the defense and settlement of the claim, and reasonably cooperate in the defense of the claim at the indemnifying Party’s expense. The indemnifying Party may not settle any claim in a manner that admits fault or imposes obligations on the indemnified Party without its prior written consent.
12.
Limitation of Liability.
12.1.
Exclusion of Certain Damages. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, OR FOR LOSS OF PROFITS, REVENUE, OR BUSINESS OPPORTUNITY, ARISING OUT OF OR RELATED TO THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY.
12.2.
Limitation. EACH PARTY’S TOTAL LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT WILL NOT EXCEED [***].
12.3.
Exclusions. The foregoing limitations will not apply to a Party’s indemnification obligations, breach of the obligation to implement, maintain, police and enforce Access Control Mechanisms, willful or intentional misconduct, or gross negligence. Notwithstanding the foregoing, with respect to breach of the obligations to implement, maintain, police and enforce Access Control Mechanisms, the total cap on liability shall be [***] (the “Supercap”).
13.
Miscellaneous.
13.1.
Special Terms. Exhibit A and Exhibit E may contain additional terms applicable to the Parties under this Agreement. Any special or additional terms listed in Exhibit A or Exhibit E are hereby incorporated into this Agreement by reference and will be binding on the Parties.
13.2.
Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles. The Parties consent to exclusive jurisdiction and venue in the state and federal courts located in Delaware for any action arising out of or relating to this Agreement.

13.3.
Independent Contractors. The Parties are independent contractors. Nothing in this Agreement creates a partnership, joint venture, agency, or employment relationship.
13.4.
Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, except that either Party may assign without consent in connection with a merger, acquisition, reorganization, or sale of substantially all assets related to this Agreement (including, for clarity, an assignment or transfer by Adaptive to a Spinout in connection with the Spinout Transaction), provided the assignee agrees in writing to be bound.
13.5.
Notices. Notices must be in writing and delivered by personal delivery, nationally recognized courier, or email (with written confirmation) to the addresses set forth below (or as updated by notice).
13.6.
Entire Agreement. This Agreement, including its Exhibits, is the entire agreement between the Parties regarding its subject matter and supersedes all prior or contemporaneous agreements and understandings. If there is a conflict, the body of the Agreement controls over the Exhibits unless expressly stated otherwise.
13.7.
Amendments. Any amendment must be in writing and signed by both Parties. A waiver must be in writing and will apply only in the instance for which it is given.
13.8.
Counterparts. This Agreement may be executed in counterparts and by electronic signatures, each of which will be deemed an original.
13.9.
Force Majeure. Neither Party will be liable for delays or failures caused by events beyond its reasonable control, except payment obligations.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties hereby execute this Agreement as of the Effective Date.

The undersigned expressly represent and affirm that the contents of any statements made herein are truthful and accurate and that they are duly authorized to sign this Agreement on behalf of their respective institutions:

Harell Data Corp. By: /s/ Harlan Robins Name: Harlan Robins Title: President Date: October 13, 2026	Adaptive Biotechnologies Corporation By: /s/ Peter Neupert Name:Peter Neupert Title: Lead Director Date: October 13, 2026